Exhibit 99.1

Brown & Brown, Inc. announces fourth quarter 2024 results,

including total revenues of $1.2 billion, an increase of 15.4%; Organic Revenue growth of 13.8%;

diluted net income per share of $0.73; and Diluted Net Income Per Share - Adjusted of $0.86

DAYTONA BEACH, Fla., January 27, 2025 - Brown & Brown, Inc. (NYSE:BRO) (the "Company") announced its unaudited financial results for the fourth quarter and full year of 2024.

Revenues for the fourth quarter of 2024 under U.S. generally accepted accounting principles ("GAAP") were $1.2 billion, increasing $158 million, or 15.4%, compared to the fourth quarter of the prior year, with commissions and fees increasing by 15.4% and Organic Revenue increasing by 13.8%. Income before income taxes was $275 million, decreasing 22.8% from the fourth quarter of the prior year with Income Before Income Taxes Margin decreasing to 23.2% from 34.7% as a result of a gain on disposal of certain third-party claims administration and adjusting services businesses sold in the fourth quarter of 2023. EBITDAC - Adjusted was $390 million, increasing 22.6% from the fourth quarter of the prior year with EBITDAC Margin - Adjusted increasing to 32.9% from 31.0%. Net income attributable to the Company was $210 million, decreasing $59 million, or 21.9%, and diluted net income per share decreased to $0.73, or 22.3%, with Diluted Net Income Per Share - Adjusted increasing to $0.86, or 24.6%, each as compared to the fourth quarter of the prior year.

Revenues for the twelve months ended December 31, 2024 under GAAP were $4.8 billion, increasing $548 million, or 12.9%, as compared to 2023, with commissions and fees increasing by 12.1%, and Organic Revenue increasing by 10.4%. Income before income taxes was $1.3 billion, increasing 13.7% with Income Before Income Taxes Margin increasing to 27.1% from 26.9% as compared to 2023. EBITDAC - Adjusted was $1.7 billion, which was an increase of 17.0% and EBITDAC Margin - Adjusted increased to 35.2% from 33.9% as compared to 2023. Net income attributable to the Company was $1.0 billion, increasing $122 million, or 14.0%, with diluted net income per share increasing to $3.46, or 13.4%, and Diluted Net Income Per Share - Adjusted increasing to $3.84, or 18.2%, each as compared to 2023.

J. Powell Brown, president and chief executive officer of the Company, noted, “The fourth quarter was outstanding. We are extremely pleased with our 10.4% Organic Revenue growth for 2024. These results were only possible through the incredible efforts of our 17,000+ teammates.”

Reconciliation of Commissions and Fees

to Organic Revenue

(in millions, unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2024	2023	2024	2023
Commissions and fees	$1,161	$1,006	$4,705	$4,199
Profit-sharing contingent commissions	(57)	(42)	(166)	(130)
Core commissions and fees	$1,104	$964	$4,539	$4,069
Acquisitions	(26)		(146)
Dispositions		(20)		(101)
Foreign Currency Translation		3		10
Organic Revenue	$1,078	$947	$4,393	$3,978
Organic Revenue growth	$131		$415
Organic Revenue growth %	13.8%		10.4%

See information regarding non-GAAP measures presented later in this press release.

Reconciliation of Diluted Net Income Per Share to

Diluted Net Income Per Share - Adjusted

(unaudited)

	Three Months Ended December 31,		Change		Twelve Months Ended December 31,		Change
	2024	2023	$	%	2024	2023	$	%
Diluted net income per share	$0.73	$0.94	$(0.21)	(22.3%)	$3.46	$3.05	$0.41	13.4%
Change in estimated acquisition earn-out payables	0.02	(0.02)	0.04		—	0.06	(0.06)
(Gain)/loss on disposal (1)	(0.02)	(0.35)	0.33		(0.09)	(0.37)	0.28
Acquisition/Integration Costs	—	0.01	(0.01)		—	0.04	(0.04)
Amortization	0.13	0.11	0.02		0.47	0.44	0.03
1Q23 Nonrecurring Cost	—	—	—		—	0.03	(0.03)
Diluted Net Income Per Share - Adjusted	$0.86	$0.69	$0.17	24.6%	$3.84	$3.25	$0.59	18.2%

(1) Includes the gain on disposal of $0.35 associated with the sale of certain third-party claims administration and adjusting services businesses sold in the fourth quarter of 2023.

See information regarding non-GAAP measures presented later in this press release.

Reconciliation of Income Before Income Taxes to EBITDAC and

EBITDAC - Adjusted and Income Before Income Taxes Margin(1) to

EBITDAC Margin and EBITDAC Margin - Adjusted

(in millions, unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2024	2023	2024	2023
Total revenues	$1,184	$1,026	$4,805	$4,257
Income before income taxes	$275	$356	$1,303	$1,146
Income Before Income Taxes Margin(1)	23.2%	34.7%	27.1%	26.9%
Amortization	48	43	178	166
Depreciation	11	10	44	40
Interest	46	47	193	190
Change in estimated acquisition earn-out payables	11	(9)	2	21
EBITDAC	$391	$447	$1,720	$1,563
EBITDAC Margin	33.0%	43.6%	35.8%	36.7%
(Gain)/loss on disposal (2)	(1)	(134)	(31)	(143)
Acquisition/Integration Costs	—	5	—	13
1Q23 Nonrecurring Cost		—		11
EBITDAC - Adjusted	$390	$318	$1,689	$1,444
EBITDAC Margin - Adjusted	32.9%	31.0%	35.2%	33.9%

(1) “Income Before Income Taxes Margin” is defined as income before income taxes divided by total revenues.

(2) Includes the gain on disposal of $134.6 million associated with the sale of certain third-party claims administration and adjusting services businesses sold in the fourth quarter of 2023.

See information regarding non-GAAP measures presented later in this press release.

Brown & Brown, Inc.

Consolidated Statements of Income

(in millions, except per share data; unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2024	2023	2024	2023
REVENUES
Commissions and fees	$1,161	$1,006	$4,705	$4,199
Investment income	22	18	93	52
Other income, net	1	2	7	6
Total revenues	1,184	1,026	4,805	4,257
EXPENSES
Employee compensation and benefits	582	554	2,406	2,187
Other operating expenses	212	159	710	650
Gain on disposal	(1)	(134)	(31)	(143)
Amortization	48	43	178	166
Depreciation	11	10	44	40
Interest	46	47	193	190
Change in estimated acquisition earn-out payables	11	(9)	2	21
Total expenses	909	670	3,502	3,111
Income before income taxes	275	356	1,303	1,146
Income taxes	63	87	301	275
Net income before non-controlling interests	212	269	1,002	871
Less: Net income attributable to non-controlling interests	2	—	9	—
Net income attributable to the Company	$210	$269	$993	$871
Net income per share:
Basic	$0.73	$0.94	$3.48	$3.07
Diluted	$0.73	$0.94	$3.46	$3.05
Weighted average number of shares outstanding:
Basic	283	280	282	280
Diluted	284	282	284	281

Brown & Brown, Inc.

Consolidated Balance Sheets

(in millions, except per share data, unaudited)

	December 31, 2024	December 31, 2023
ASSETS
Current assets:
Cash and cash equivalents	$675	$700
Fiduciary cash	1,827	1,603
Short-term investments	10	11
Commission, fees, and other receivables	895	790
Fiduciary receivables	1,116	1,125
Reinsurance recoverable	1,527	125
Prepaid reinsurance premiums	520	462
Other current assets	354	314
Total current assets	6,924	5,130
Fixed assets, net	319	270
Operating lease assets	200	199
Goodwill	7,970	7,341
Amortizable intangible assets, net	1,814	1,621
Investments	19	21
Other assets	366	301
Total assets	$17,612	$14,883
LIABILITIES AND EQUITY
Current liabilities:
Fiduciary liabilities	$2,943	$2,727
Losses and loss adjustment reserve	1,543	131
Unearned premiums	577	462
Accounts payable	373	459
Accrued expenses and other liabilities	653	608
Current portion of long-term debt	225	569
Total current liabilities	6,314	4,956
Long-term debt less unamortized discount and debt issuance costs	3,599	3,227
Operating lease liabilities	189	179
Deferred income taxes, net	711	616
Other liabilities	362	326
Equity:
Common stock, par value $0.10 per share; authorized 560 shares; issued 306 shares and outstanding 286 shares at 2024, issued 304 shares and outstanding 285 shares at 2023, respectively	31	30
Additional paid-in capital	1,118	1,027
Treasury stock, at cost 20 shares at 2024 and 2023	(748)	(748)
Accumulated other comprehensive loss	(109)	(19)
Non-controlling interests	17	-
Retained earnings	6,128	5,289
Total equity	6,437	5,579
Total liabilities and equity	$17,612	$14,883

Brown & Brown, Inc.

Consolidated Statements of Cash Flows

(in millions, unaudited)

	Twelve Months Ended December 31,
	2024	2023
Cash flows from operating activities:
Net income before non-controlling interests	$1,002	$871
Adjustments to reconcile net income before non-controlling interests to net cash provided by operating activities:
Amortization	178	166
Depreciation	44	40
Non-cash stock-based compensation	101	89
Change in estimated acquisition earn-out payables	2	22
Deferred income taxes	13	12
Net gain on sales/disposals of investments, businesses, fixed assets and customer accounts	(29)	(140)
Payments on acquisition earn-outs in excess of original estimated payables	(37)	(29)
Other	5	5
Changes in operating assets and liabilities, net of effect from acquisitions and divestitures:
Commissions, fees and other receivables (increase)/decrease	(94)	(106)
Reinsurance recoverable (increase)/decrease	(1,402)	706
Prepaid reinsurance premiums (increase)/decrease	(58)	(68)
Other assets (increase)/decrease	(98)	(118)
Losses and loss adjustment reserve increase/(decrease)	1,411	(710)
Unearned premiums increase/(decrease)	115	50
Accounts payable increase/(decrease)	(47)	260
Accrued expenses and other liabilities increase/(decrease)	35	43
Other liabilities increase/(decrease)	33	(83)
Net cash provided by operating activities	1,174	1,010
Cash flows from investing activities:
Additions to fixed assets	(82)	(69)
Payments for businesses acquired, net of cash acquired	(890)	(631)
Proceeds from sales of businesses, fixed assets and customer accounts	70	107
Purchases of investments	(7)	(7)
Proceeds from sales of investments	11	13
Net cash used in investing activities	(898)	(587)
Cash flows from financing activities:
Fiduciary receivables and liabilities, net	191	189
Payments on acquisition earn-outs	(117)	(90)
Proceeds from long-term debt	599	—
Payments on long-term debt	(719)	(251)
Deferred debt issuance costs	(5)	—
Borrowings on revolving credit facility	500	420
Payments on revolving credit facility	(350)	(320)
Issuances of common stock for employee stock benefit plans	44	40
Repurchase shares to fund tax withholdings for non-cash stock-based compensation	(55)	(40)
Cash dividends paid	(154)	(135)
Other financing activities	2	—
Net cash used in financing activities	(64)	(187)
Effect of foreign exchange rate changes in cash and cash equivalents inclusive of fiduciary cash	(13)	34
Net increase in cash and cash equivalents inclusive of fiduciary cash	199	270
Cash and cash equivalents inclusive of fiduciary cash at beginning of period	2,303	2,033
Cash and cash equivalents inclusive of fiduciary cash at end of period	$2,502	$2,303

Conference call, webcast and slide presentation

A conference call to discuss the results of the fourth quarter and full year of 2024 will be held on Tuesday, January 28, 2025, at 8:00 AM (EST). The Company may refer to a slide presentation during its conference call. You can access the webcast and the slides from the "Investor Relations" section of the Company’s website at bbinsurance.com.

About Brown & Brown

Brown & Brown, Inc. (NYSE: BRO) is a leading insurance brokerage firm, delivering risk management solutions to individuals and businesses since 1939. With over 17,000 teammates and 500+ locations worldwide, we are committed to providing innovative strategies to help protect what our customers value most. For more information or to find an office near you, please visit bbinsurance.com.

Forward-looking statements

This press release may contain certain statements relating to future results which are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, which are intended to be covered by the safe harbors created by those laws. You can identify these statements by forward-looking words such as “may,” “will,” “should,” “expect,” “anticipate,” “believe,” “intend,” “estimate,” “plan” and “continue” or similar words. We have based these statements on our current expectations about potential future events. Although we believe the expectations expressed in the forward-looking statements included in this press release are based upon reasonable assumptions within the bounds of our knowledge of our business, a number of factors could cause actual results to differ materially from those expressed in any forward-looking statements, whether oral or written, made by us or on our behalf. Many of these factors have previously been identified in filings or statements made by us or on our behalf. Important factors which could cause our actual results to differ, possibly materially from the forward-looking statements in this press release include but are not limited to the following items: the Company's determination as it finalizes its financial results for the fourth quarter and full year 2024 that its financial results differ from the current preliminary unaudited numbers set forth herein; the inability to hire, retain and develop qualified employees, as well as the loss of any of our executive officers or other key employees; a cybersecurity attack or any other interruption in information technology and/or data security that may impact our operations or the operations of third parties that support us; acquisition-related risks that could negatively affect the success of our growth strategy, including the possibility that we may not be able to successfully identify suitable acquisition candidates, complete acquisitions, successfully integrate acquired businesses into our operations and expand into new markets; risks related to our international operations, which may result in additional risks or require more management time and expense than our domestic operations to achieve or maintain profitability; the requirement for additional resources and time to adequately respond to dynamics resulting from rapid technological change; the loss of or significant change to any of our insurance company relationships, which could result in loss of capacity to write business, additional expense, loss of market share or material decrease in our commissions; the effect of natural disasters on our profit-sharing contingent commissions, insurer capacity or claims expenses within our capitalized captive insurance facilities; adverse economic conditions, political conditions, outbreaks of war, disasters, or regulatory changes in states or countries where we have a concentration of our business; the inability to maintain our culture or a significant change in management, management philosophy or our business strategy; fluctuations in our commission revenue as a result of factors outside of our control; the effects of sustained inflation or higher interest rates; claims expense resulting from the limited underwriting risk associated with our participation in capitalized captive insurance facilities; risks associated with our automobile and recreational vehicle dealer services (“F&I”) businesses; changes in, or the termination of, certain programs administered by the U.S. federal government from which we derive revenues; the limitations of our system of disclosure and internal controls and procedures in preventing errors or fraud, or in informing management of all material information in a timely manner; the significant control certain shareholders have over the Company; changes in data privacy and protection laws and regulations or any failure to comply with such laws and regulations; improper disclosure of confidential information; our ability to comply with non-U.S. laws, regulations and policies; the potential adverse effect of certain actual or potential claims, regulatory actions or proceedings on our businesses, results of operations, financial condition or liquidity; uncertainty in our business practices and compensation arrangements with insurance carriers due to potential changes in regulations; regulatory changes that could reduce our profitability or growth by increasing compliance costs, technology compliance, restricting the products or services we may sell, the markets we may enter, the methods by which we may sell our products and services, or the prices we may charge for our services and the form of compensation we may accept from our customers, carriers and third-parties; increasing scrutiny and changing laws and expectations from regulators, investors and customers with respect to our environmental, social and governance practices and disclosure; a decrease in demand for liability insurance as a result of tort reform legislation; our failure to comply with any covenants contained in our debt agreements; the possibility that covenants in our debt agreements could prevent us from engaging in certain potentially beneficial activities; changes in the U.S.-based credit markets that might adversely affect our business, results of operations and financial condition; changes in current U.S. or global economic conditions, including an extended slowdown in the markets in which we operate; disintermediation within the insurance industry, including increased competition from insurance companies, technology companies and the financial services industry, as well as the shift away from traditional insurance markets; conditions that result in reduced insurer capacity; quarterly and annual variations in our commissions that result from the timing of policy renewals and the net effect of new and lost business production; intangible asset risk, including the possibility that our goodwill may become impaired in the future; future pandemics, epidemics or outbreaks of infectious diseases, and the resulting governmental and societal responses; other risks and uncertainties as may be detailed from time to time in our public announcements and Securities and Exchange Commission (“SEC”) filings; and other factors that the Company may not have currently identified or quantified. Assumptions as to any of the foregoing, and all statements, are not based upon historical fact, but rather reflect our current expectations concerning future results and events. Forward-looking statements that we make or that are made by others on our behalf are based upon a knowledge of our business and the environment in which we operate, but because of the factors listed above, among others, actual results may differ from those in the forward-looking statements. Consequently, these cautionary statements qualify all of the forward-looking statements we make herein. We cannot assure you that the results or developments anticipated by us will be realized, or even if substantially realized, that those results or developments will result in the expected consequences for us or affect us, our business or our operations in the way we expect. We caution readers not to place undue reliance on these forward-looking statements. All forward-looking statements made herein are made only as of the date of this press release, and the Company does not undertake any obligation to publicly update or correct any forward-looking statements to reflect events or circumstances that subsequently occur or of which the Company hereafter becomes aware.

Non-GAAP supplemental financial information

This press release contains references to "non-GAAP financial measures" as defined in SEC Regulation G, consisting of Organic Revenue, EBITDAC, EBITDAC Margin, EBITDAC - Adjusted, EBITDAC Margin - Adjusted and Diluted Net Income Per Share - Adjusted. We present these measures because we believe such information is of interest to the investment community and because we believe it provides additional meaningful methods to evaluate the Company’s operating performance from period to period on a basis that may not be otherwise apparent on a GAAP basis due to the impact of certain items that have a high degree of variability, that we believe are not indicative of ongoing performance and that are not easily comparable from period to period. This non-GAAP financial information should be considered in addition to, not in lieu of, the Company’s consolidated income statements and balance sheets as of the relevant date. Consistent with Regulation G, a description of such information is provided below and a reconciliation of such items to GAAP information can be found within this press release as well as in our periodic filings with the SEC.

We view Organic Revenue and Organic Revenue growth as important indicators when assessing and evaluating our performance on a consolidated basis and for each of our three segments, because it allows us to determine a comparable, but non-GAAP, measurement of revenue growth that is associated with the revenue sources that were a part of our business in both the current and prior year and that are expected to continue in the future. In addition, we believe Diluted Net Income Per Share - Adjusted provides a meaningful representation of our operating performance and improves the comparability of our results between periods by excluding the impact of the change in estimated acquisition earn-out payables, the impact of amortization of intangible assets and certain other non-recurring or infrequently occurring items. We also view EBITDAC, EBITDAC - Adjusted, EBITDAC Margin and EBITDAC Margin - Adjusted as important indicators when assessing and evaluating our performance, as they present more comparable measurements of our operating margins in a meaningful and consistent manner. As disclosed in our most recent proxy statement, we use Organic Revenue growth, Diluted Net Income Per Share - Adjusted and EBITDAC Margin - Adjusted as key performance metrics for our short-term and long-term incentive compensation plans for executive officers and other key employees.

Beginning January 1, 2024, we no longer exclude Foreign Currency Translation from the calculation of EBITDAC - Adjusted, EBITDAC Margin - Adjusted and Diluted Net Income Per Share - Adjusted. Prior periods are presented accordingly on the same basis so that the calculations of EBITDAC - Adjusted, EBITDAC Margin - Adjusted and Diluted Net Income Per Share - Adjusted are comparable for both periods. We no longer exclude Foreign Currency Translation from the calculation of these earnings measures because fluctuations in Foreign Currency Translation affect both our revenues and expenses, largely offsetting each other. Therefore, excluding Foreign Currency Translation from these earnings measures provides no meaningful incremental value in evaluating our financial performance.

Beginning January 1, 2024, amortization of intangible assets is excluded from the calculation of Diluted Net Income Per Share - Adjusted. Prior periods are presented accordingly on the same basis so that the calculation of Diluted Net Income Per Share - Adjusted is comparable for both periods. We exclude the impact of amortization of intangible assets from the calculation of Diluted Net Income Per Share - Adjusted because amortization of intangible assets is a non-cash expense that is not indicative of the performance of our business and provides no meaningful incremental value in evaluating our financial performance.

Non-GAAP Revenue Measures

•
Organic Revenue is our core commissions and fees less: (i) the core commissions and fees earned for the first 12 months by newly acquired operations; (ii) divested business (core commissions and fees generated from offices, books of business or niches sold or terminated during the comparable period); and (iii) Foreign Currency Translation (as defined below). The term “core commissions and fees” excludes profit-sharing contingent commissions and therefore represents the revenues earned directly from specific insurance policies sold and specific fee-based services rendered. Organic Revenue can be expressed as a dollar amount or a percentage rate when describing Organic Revenue growth.

Non-GAAP Earnings Measures

•
EBITDAC is defined as income before interest, income taxes, depreciation, amortization and the change in estimated acquisition earn-out payables.
•
EBITDAC Margin is defined as EBITDAC divided by total revenues.
•
EBITDAC - Adjusted is defined as EBITDAC, excluding (i) (gain)/loss on disposal, (ii) for 2023, Acquisition/Integration Costs (as defined below) and (iii) for 2023, the 1Q23 Nonrecurring Cost (as defined below).
•
EBITDAC Margin - Adjusted is defined as EBITDAC - Adjusted divided by total revenues.
•
Diluted Net Income Per Share - Adjusted is defined as diluted net income per share, excluding the after-tax impact of (i) the change in estimated acquisition earn-out payables, (ii) (gain)/loss on disposal, (iii) for 2023, Acquisition/Integration Costs (as defined below), (iv) for 2023, the 1Q23 Nonrecurring Cost (as defined below) and (v) amortization.

Definitions Related to Certain Components of Non-GAAP Measures

•
“Acquisition/Integration Costs” means the acquisition and integration costs (e.g., costs associated with regulatory filings, legal/accounting services, due diligence and the costs of integrating our information technology systems) arising out of our acquisitions of GRP (Jersey) Holdco Limited and its business, Orchid Underwriters Agency and CrossCover Insurance Services, and BdB Limited companies, which are not considered to be normal, recurring or part of the ongoing operations.
•
“Foreign Currency Translation” means the period-over-period impact of foreign currency translation, which is calculated by applying current-year foreign exchange rates to the various functional currencies in our business to our reporting currency of US dollars for the same period in the prior year.
•
“1Q23 Nonrecurring Cost” means approximately $11.0 million expensed and substantially paid in the first quarter of 2023 to resolve a business matter, which is not considered to be normal, recurring or part of the ongoing operations.
•
“(Gain)/loss on disposal,” a caption on our consolidated statements of income which reflects net proceeds received as compared to net book value related to sales of books of business and other divestiture transactions, such as the disposal of a business through sale or closure.

Our industry peers may provide similar supplemental non-GAAP information with respect to one or more of these measures, although they may not use the same or comparable terminology and may not make identical adjustments and, therefore comparability may be limited. This supplemental non-GAAP financial information should be considered in addition to, and not in lieu of, the Company's condensed consolidated financial statements.

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For more information:

R. Andrew Watts

Chief Financial Officer

(386) 239-5770